UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 29, 2005

Eclipsys Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24539	65-0632092
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1750 Clint Moore Road, Boca Raton, Florida		33487
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-322-4321

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

At the 2005 Annual Meeting of Stockholders of Eclipsys Corporation (the "Company") held on June 29, 2005 (the "Annual Meeting"), the Company’s stockholders approved the Company’s 2005 Stock Incentive Plan (the "Incentive Plan") and the Company’s 2005 Employee Stock Purchase Plan (the "Purchase Plan").

Awards may be granted under the Incentive Plan for a number of shares of the Company’s Common Stock (subject to adjustment in the event of stock splits and other similar events) equal to the sum of (1) 2,000,000 shares, (2) any shares reserved for issuance under the Company’s Amended and Restated 2000 Stock Incentive Plan that remained available for issuance as of the date of the Annual Meeting, and (3) any shares subject to outstanding awards under the Company’s 1996 Stock Plan, Amended and Restated 1998 Stock Incentive Plan, Amended and Restated 1999 Stock Incentive Plan, or Amended and Restated 2000 Stock Incentive Plan that expire, terminate, or are surrendered or canceled without having been fully exercised, or that are repurchased or forfeited in whole or in part or result in any shares subject to such award not being issued, provided that the maximum number of shares that may become available under items (2) and (3) is 8,328,635. Awards may be granted to employees, officers, directors, consultants and advisors of the Company and its subsidiaries.

The 2005 Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards. Stock options have a maximum term of ten years and a minimum exercise price equal to 100% of the fair market value of the Company’s Common Stock on the date of grant. The exercise price of stock options may be paid in cash, through broker’s cashless exercise, subject to certain conditions through surrender of shares of the Company’s Common Stock, or any other lawful means.

Prior to vesting, stock options may not be exercised and restricted stock is subject to restrictions on transfer and repurchase by the Company upon termination of employment.

Awards may be subject to such vesting and performance conditions as the board may determine, directly or by delegated authority. Typical vesting for stock options is 20% of the shares subject to the award on the first anniversary of the date of grant, and the balance ratably over the following 48 months. Restricted stock awards granted under the Incentive Plan typically vest over five years in nine installments as follows: (i) on the June 1 or December 1 next following the first anniversary of the date of grant, 20% plus 1.667% for each full calendar month elapsed from the first anniversary of the date of grant until the first vesting date; (ii) on each succeeding June 1 and December 1, 10% until seven such installments have vested; and (iii) on the next succeeding June 1 or December 1, 10% less the amount in excess of 20% vested on the first vesting date. Additional or alternative vesting requirements may be imposed in connection with any award.

In case of a Change in Control, subject to other provisions applicable to specific awards, generally (i) the successor is required to assume outstanding awards and any awards not so assumed will vest in full, and (ii) awards granted to any recipient whose employment is terminated by the Company or the successor without Cause or by the recipient with Good Reason (as such terms are defined in the Incentive Plan) before the first anniversary of the Change in Control will vest in full.

The Incentive Plan is administered by the Company’s board of directors, acting directly or by delegated authority. The administrator may amend or accelerate awards. A copy of the Incentive Plan is attached hereto as Exhibit 10.1.

Under the Purchase Plan, eligible employees of the Company and its subsidiaries may purchase shares of the Company’s Common Stock through payroll deductions, subject to statutory limits of $25,000 per calendar year. The Purchase Plan provides for four quarterly purchase periods per year, and the accumulated payroll deductions of participants will be applied on the last day of each purchase period to purchase shares of the Company’s Common Stock at a discounted price. Unless otherwise determined by the Company’s board of directors, the purchase price per share will be equal to 95% of the closing price of the Company’s Common Stock as reported on the Nasdaq National Market on the last day of the purchase period. The Purchase Plan is authorized to issue up to 1,000,000 shares of the Company’s Common Stock (subject to adjustment in the event of stock splits and other similar events). A copy of the Purchase Plan is attached hereto as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 2005 Stock Incentive Plan
Exhibit 10.2 2005 Employee Stock Purchase Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eclipsys Corporation

July 6, 2005	By:	/s/ Brian W. Copple

Name: Brian W. Copple
Title: Secretary

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Exhibit Index

Exhibit No.	Description

10.1	2005 Stock Incentive Plan
10.2	2005 Employee Stock Purchase Plan